SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  ____________
                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported):  DECEMBER 31, 2003

                              EMERITUS CORPORATION
               (Exact name of registrant as specified in charter)

                      WASHINGTON     1-14012     91-1605464
    (State or other jurisdiction of incorporation)     (Commission File Number)
                        (IRS Employer Identification No.)

                              Raymond R. Brandstrom
        Vice President of Finance, Chief Financial Officer, and Secretary
                              Emeritus Corporation
                         3131 Elliott Avenue, Suite 500
                            Seattle, Washington 98121
               (Address of principal executive offices) (Zip Code)

                                 (206) 298-2909
              (Registrant's telephone number, including area code)

ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS

This Form 8-K/A amends the interim report on Form 8-K dated December 31, 2003, (filed January 14, 2004) to include Item 7 (a) Financial Statements, and Item 7
(b)  Pro  Forma  Financial  Information.


ITEM 7.      FINANCIAL STATEMENTS AND EXHIBITS

(a)     Financial statements of business acquired

The combined balance sheet of the Horizon Bay Properties, eight assisted living facilities managed by Emeritus Corporation, acquired by Emeritus Corporation as of December 31, 2003, and the combined statements of operations, cash flows, and changes in members' deficit for the year then ended, and notes thereto and report of Independent Auditors relating to the December 31, 2003, financial statements.

(b)     Unaudited Pro Forma Financial Information:

i. Emeritus Corporation Pro Forma Consolidated Balance Sheet as of September 30, 2003;
ii. Emeritus Corporation Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2003, and the year ended December 31, 2002,
iii. Notes to the Pro Forma Consolidated Financial Statements;

(c)     Exhibits:

23.1     Consent of KPMG LLP

ITEM 7A

                          INDEX TO FINANCIAL STATEMENTS
                             HORIZON BAY PROPERTIES




                                                                       PAGE
Independent Auditors' Report                                              1
Financial Statements:
Combined Balance Sheet at December 31, 2003                               2
Combined Statement of Operations for the year ended December 31, 2003     3
Combined Statement of Changes in Members' Deficit
  for the year ended December 31, 2003                                    4
Combined Statement of Cash Flows for the year ended December 31, 2003     5
Notes to Combined Financial Statements                                    6

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Emeritus Corporation

We have audited the combined balance sheet of the Horizon Bay Properties (the "Properties") as of December 31, 2003, and the related combined statements of operations, changes in members' deficit, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Properties as of December 31, 2003, and the results of their operations and their cash flows the year then ended, in conformity with accounting principles generally accepted in the United States of America.


/s/KPMG  LLP


Seattle,  Washington
March 12, 2004


                             HORIZON BAY PROPERTIES
                             COMBINED BALANCE SHEETS
                                 (IN THOUSANDS)

                         ASSETS

                                          DECEMBER 31,
                                              2003
                                         -------------
Current Assets:
 Cash                                        $   217
 Trade accounts receivable, net                   44
 Other receivables                                70
 Prepaid expenses and other current assets       509
                                             --------
 Total current assets                            840
Property and equipment, net                    6,485
Lease acquisition costs, net                     325
Other assets, net                                203
                                             --------
 Total assets                                $ 7,853
                                             ========

          LIABILITIES AND MEMBERS' DEFICIT

Current Liabilities:
 Current portion of long-term debt           $ 6,208
 Trade accounts payable                          175
 Accrued employee compensation and benefits      423
 Accrued interest                                 51
 Accrued real estate taxes                       399
 Other accrued expenses                          196
 Deferred revenue                                426
 Current portion of deferred rent                250
 Other current liabilities                       403
                                             --------
 Total current liabilities                     8,531

Deferred rent, net of current portion          1,857
Other long-term liabilities                       12
                                             --------
 Total liabilities                            10,400

Members' deficit                              (2,547)
                                             --------
 Total liabilities and members' deficit      $ 7,853
                                             ========


            See accompanying notes to combined financial statements.


                              HORIZON BAY PROPERTIES
                         COMBINED STATEMENT OF OPERATIONS
                                  (IN THOUSANDS)

                                        YEAR ENDED
                                     DECEMBER 31, 2003
                                    -------------------
Revenues:
  Community revenue                 $           15,769
  Other service fees                               708
                                    -------------------
          Total operating revenues              16,477
                                    -------------------

Expenses:
  Community operations                          10,906
  General and administrative                       787
  Depreciation and amortization                    453
  Facility lease expense                         4,357
                                    -------------------
          Total operating expenses              16,503
                                    -------------------
          Loss from operations                     (26)
                                    -------------------

Other income (expense):
  Interest income                                    3
  Interest expense                                (622)
  Other, net                                         1
                                    -------------------
          Net other expense                       (618)
                                    -------------------

          Net loss                  $             (644)
                                    ===================


            See accompanying notes to combined financial statements.


                              HORIZON BAY PROPERTIES
                COMBINED STATEMENT OF CHANGES IN MEMBERS' DEFICIT
                                  (IN THOUSANDS)


                                YEAR ENDED
                             DECEMBER 31, 2003
                            -------------------
Balance, December 31, 2002  $           (3,440)
   Contributions                         1,537
   Net loss                               (644)
                            -------------------
Balance, December 31, 2003  $           (2,547)
                            ===================





            See accompanying notes to combined financial statements.


                             HORIZON BAY PROPERTIES
                        COMBINED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)


                                                         YEAR ENDED
                                                      DECEMBER 31, 2003
                                                     -------------------
Cash flows from operating activities:
          Net loss                                                ($644)
Adjustments to reconcile net loss to
          net cash used in operating activities:
    Depreciation and amortization                                   453
    Amortization of deferred rent                                  (251)
    Provision for doubtful accounts                                  (4)
Changes in operating assets and liabilities:
    Trade accounts receivable                                        17
    Other receivables                                               (65)
    Prepaid expenses and other current assets                      (425)
    Other assets                                                   (138)
    Trade accounts payable                                         (471)
    Accrued employee compensation and benefits                       26
    Accrued interest                                                  8
    Accrued real estate taxes                                        (4)
    Other accrued expenses                                           55
    Deferred revenue                                                168
    Other current liabilities                                      (144)
    Other long-term liabilities                                     (26)
                                                     -------------------
          Net cash used in operating activities                  (1,445)
                                                     -------------------

Cash used in investing activities:
  Acquisition of property and equipment                            (214)
                                                     -------------------

Cash flows from financing activities:
  Contributions                                                   1,537
  Repayment of long-term borrowings                                 (91)
                                                     -------------------
          Net cash provided by financing activities               1,446
                                                     -------------------
          Net decrease in cash                                     (213)
Cash at the beginning of the year                                   430
                                                     -------------------
Cash at the end of the year                          $              217
                                                     ===================



Supplemental disclosure:
          Cash paid for interest                                  ($615)





             See accompanying notes to combined financial statements.

                             HORIZON BAY PROPERTIES
                     Notes to Combined Financial Statements
                                December 31, 2003

(1)     DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

The Horizon Bay Properties (the "Properties") are limited liability entities and include the operations of eight assisted living communities comprising an aggregate of approximately 617 units. The Properties are located in Louisiana and Texas and provide a residential housing alternative for senior citizens who need help with the activities of daily living, with an emphasis on assisted living and personal care services including memory loss services. Until May 2002, the Properties had been previously operated by Horizon Bay Management L.L.C. ("Horizon Bay"). In April 2002, Emeritus Corporation (the "Company") entered into agreements to acquire the ownership interest of one community and the leasehold interest of seven communities for the assumption of the mortgage debt relating to the owned community and the lease obligations relating to the leased communities. In May 2002, the Company assigned its rights under these agreements to entities wholly owned by Mr. Baty (the "Baty entities") and entered into five-year management agreements expiring April 30, 2007, with the Baty entities, providing for a management fee of 5% of gross revenue. As a part of these agreements, the Company had the right but not the obligation to reacquire the one community and seven leased communities at any time prior to April 30, 2007, by assuming the mortgage debt and lease obligations and paying the Baty entities the amount of any cash investment in the communities, plus 9% per annum. In the original agreements of acquisition with the Baty entities, Horizon Bay agreed to fund operating losses of the communities to the extent of approximately $2.5 million in the first twelve months and $870,000 in the second twelve months following the closing. Under the management agreements with the Baty entities, the Company had agreed to fund any operating losses in excess of these limits over the five-year management term. In late 2002, the Baty entities and Horizon Bay altered their agreement relating to operating losses whereby (i) Horizon Bay paid the Baty entities $2.4 million and (ii) the Baty entities waived any further funding by Horizon Bay of operating losses of the communities. Such payments were recorded as deferred rent. This alteration did not change the Company's funding commitment, however, the Company has not funded any operating losses. Effective December 31, 2003, the Company has assumed the existing leases relating to the seven leased communities. In lieu of acquiring the remaining community that was subject to mortgage financing, the Company entered into an agreement to lease the community from the applicable Baty entity effective December 31, 2003.

Basis of Presentation and Principles of Combination

The combined financial statements include the accounts of the Properties as of December 31, 2003. All significant inter-company balances and transactions are eliminated in combination. The combined financial statements are presented as if the Properties had operated as an independent stand-alone entity. In addition, costs related liabilities for general liability and casualty insurance and workers' compensation have been charged to the Properties based on agreements in effect between the Company and the Properties based on an allocation of actual costs.

Use  of  Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue  Recognition

Operating revenue consists of resident fee revenue and other service fee revenue. Resident units are rented on a month-to-month basis and rent is recognized in the month the unit is occupied. Service fees paid by residents for assisted living and other related services are recognized in the period services are rendered.

Nonrefundable move-in fees are deferred and recognized over the average period of occupancy, approximately 16 months. The Properties have not deferred any of the costs related to move-ins.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets as follows: buildings and improvements, 25 to 40 years; furniture, equipment and vehicles, five to seven years; leasehold improvements, over the lease term.

The Properties account for impairment of long-lived assets, which include property and equipment, in accordance with the provisions of Statement of Financial Accounting Standard No. 144 Accounting for the Impairment or Disposal of Long-Lived Assets. Such changes include changes in the Properties business strategies and plans and deteriorating operating performance of individual communities. The Properties use a variety of factors to assess the impairment of assets depending on their nature and use. Such assessments are primarily based upon the sum of expected future undiscounted net cash flows over the expected period the asset will be utilized, as well as market values and conditions. The computation of expected future undiscounted net cash flows can be complex and involves a number of subjective assumptions. Any changes in these factors or assumptions could impact the assessment of an asset and result in an impairment charge equal to the amount by which its carrying value exceeds its actual or estimated fair value.

Deferred  Rent

Deferred rent represents payments made by Horizon Bay to the Properties in reimbursement for operating losses. Such amounts are being amortized over the term of the lease.

Community Operations

Community operations expenses represent direct costs incurred to operate the communities and include costs such as resident activities, marketing, housekeeping, food service, payroll and benefits, facility maintenance, utilities, taxes, and licenses.

Income  Taxes

No provision for federal income taxes is included in the financial statements since such taxes, if any, are payable or recoverable by the members.

(2)     PROPERTY AND EQUIPMENT

Property  and  equipment consist of the following at December 31 (In thousands):


                                                           DECEMBER 31,
                                                               2003
                                                     ---------------------
 Land and improvements                                 $             1,050
 Building and improvements                                           4,373
 Furniture and equipment                                             1,121
 Leasehold improvements                                                445
                                                     ---------------------
                                                                     6,989
 Less accumulated depreciation and amortization                        504
                                                     ---------------------
                                                       $             6,485
                                                     =====================



(3)     LONG-TERM DEBT

Long-term debt consists of a mortgage on one facility which is secured by the facility. The entire amount of long-term debt is current as of December 31, 2003, as the loan matures on June 30, 2004. Interest is payable monthly at a rate of 8%. Management believes that this amount will be refinanced and the debt was not assumed by Emeritus in its December 31, 2003, acquisition.

(4)     LEASES

At December 31, 2003, the Properties leased 7 assisted living communities and certain vehicles and equipment for community operations. Minimum lease payments under noncancelable operating leases at December 31, 2003, are as follows (In thousands):

2004                                      $       4,499
2005                                              4,499
2006                                              4,499
2007                                              4,499
2008                                              4,499
Thereafter                                       13,632
                                          -------------
Total                                     $      36,127
                                          =============


Facility lease expense under noncancelable operating leases was approximately $4.6 million for 2003.

(5)      COMMITMENTS AND CONTINGENCIES

The Properties are involved in legal proceedings, claims, and litigation arising in the ordinary course of business. In the opinion of management, the outcome of these matters will not have a material effect on the Properties' combined results of operation, financial position, or cash flows.

ITEM  7B


             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

HORIZON BAY TRANSACTION

On September 30, 2003, Emeritus Corporation, (the "Company") entered into an agreement to lease eight communities (the "Properties") in two states comprising an aggregate of approximately 617 units that we formerly managed. As of December 31, 2003, we assumed the leases on seven of the leased facilities and entered into a lease agreement for the eighth facility. The seven assumed leases are with third-party real estate investment trusts. The eighth lease is with our Chairman and CEO, Dan Baty. The terms of the eight leases are from 8 to 10 years, effective as of December 31, 2003.

The following unaudited pro forma consolidated balance sheet of Emeritus Corporation at September 30, 2003, gives effect to the acquisition as if it occurred as of that date. The following unaudited pro forma consolidated statements of operations of Emeritus Corporation for the nine months ended September 30, 2003, and the year ended December 31, 2002, gives effect to the acquisition as if it occurred as of January 1, 2003, and January 1, 2002, respectively.

The unaudited pro forma consolidated financial statements have been derived from, and should be read in conjunction with, the historical consolidated financial statements, including the notes thereto, of the Company and the Properties. For the Company, those financial statements are included in Emeritus Corporation's Annual Report on Form 10-K for the year ended December 31, 2002, and Emeritus Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 2003. For the Properties, those financial statements are filed herewith. The unaudited pro forma consolidated financial statements are presented for informational purposes only and are not necessarily indicative of the financial position or results of operations of the Company that would have occurred had the acquisition been consummated as of the dates indicated. In addition, the unaudited pro forma consolidated financial statements are not necessarily indicative of the future financial condition or operating results of the Company.


                                                 EMERITUS CORPORATION
                                    UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                                                  SEPTEMBER 30, 2003
                                                    (IN THOUSANDS)


                                                       ASSETS

                                                                                     PROFORMA                EMERITUS
                                                      EMERITUS    THE PROPERTIES    ADJUSTMENTS              COMBINED
                                                     ----------  ----------------  -------------             ---------
Current Assets:
 Cash and cash equivalents                           $  10,791   $           525   $       (931)      (a,b)  $  10,385
 Trade accounts receivable, net                          2,276                58            (58)        (a)      2,276
 Other receivables                                       2,341                66            (66)        (a)      2,341
 Prepaid expenses and other current assets               8,829               441           (441)        (a)      8,829
                                                     ----------  ----------------  -------------             ---------
 Total current assets                                   24,237             1,090         (1,496)                23,831
                                                     ----------  ----------------  -------------             ---------
Property and equipment, net                             94,491             6,545         (6,545)        (a)     94,491
Property held for development                            1,254                 -              -                  1,254
Notes receivable from and investments in affiliates      2,469                 -              -                  2,469
Restricted deposits                                      5,613                 -              -                  5,613
Lease acquisition costs, net                            19,054               343             63       (a,b)     19,460
Other assets, net                                        5,221               218           (218)        (a)      5,221
                                                     ----------  ----------------  -------------             ---------
 Total assets                                        $ 152,339   $         8,196   $     (8,196)              $152,339
                                                     ==========  ================  =============             =========

                                            LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
 Current portion of long-term debt                   $   3,161   $         6,234   $     (6,234)        (a)  $   3,161
 Trade accounts payable                                  3,404               382           (382)        (a)      3,404
 Accrued employee compensation and benefits              6,133               304           (304)        (a)      6,133
 Accrued interest                                        1,430                42            (42)        (a)      1,430
 Accrued real estate taxes                               3,793               444           (444)        (a)      3,793
 Accrued dividends on preferred stock                    7,578                 -              -                  7,578
 Other accrued expenses                                  7,279               169           (169)        (a)      7,279
 Deferred revenue                                        5,750               426           (426)        (a)      5,750
 Other current liabilities                               5,590               713           (713)        (a)      5,590
                                                     ----------  ----------------  -------------             ---------
 Total current liabilities                              44,118             8,714         (8,714)                44,118
Long-term debt, less current portion                   114,648                 -              -                114,648
Convertible debentures                                  32,000                 -              -                 32,000
Deferred gain on sale of communities                    38,069                 -              -                 38,069
Deferred rent                                              282             1,920         (1,920)        (a)        282
Other long-term liabilities                                530                12            (12)        (a)        530
                                                     ----------  ----------------  -------------             ---------
 Total liabilities                                     229,647            10,646        (10,646)               229,647
Minority interests                                           -                 -              -                      -
Redeemable preferred stock                                   -                 -              -                      -
Commitments and contingencies
Shareholders' Deficit:
Preferred stock                                              -                 -              -                      -
Common stock                                                 1                 -              -                      1
Additional paid-in capital                              71,326            (2,450)         2,450         (a)     71,326
Accumulated other comprehensive gain                         -                 -              -                      -
Accumulated deficit                                   (148,635)                -              -              (148,635)
                                                     ----------  ----------------  -------------             ---------
 Total shareholders' deficit                           (77,308)           (2,450)         2,450               (77,308)
                                                     ----------  ----------------  -------------             ---------
 Total liabilities and shareholders' deficit         $ 152,339   $         8,196   $     (8,196)              $152,339
                                                     ==========  ================  =============             =========

 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



                                                  EMERITUS CORPORATION
                                UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                          NINE MONTHS ENDED SEPTEMBER 30, 2003
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                     PROFORMA                 EMERITUS
                                                      EMERITUS    THE PROPERTIES    ADJUSTMENTS               COMBINED
                                                     ----------  ----------------  -------------             ----------
Revenues:
  Community revenue                                  $ 134,949   $        11,666   $          -                $146,615
  Other service fees                                     3,165               577              -                   3,742
  Management fees                                        8,671                 -           (569)        (d)       8,102
                                                     ----------  ----------------  -------------             ----------
          Total operating revenues                     146,785            12,243           (569)                158,459
                                                     ----------  ----------------  -------------             ----------

Expenses:
  Community operations                                  90,486             8,336              -                  98,822
  General and administrative                            17,366               569           (569)        (d)      17,366
  Depreciation and amortization                          5,486               340           (311)      (c,e)       5,515
  Facility lease expense                                27,697             3,201            187         (f)      31,085
                                                     ----------  ----------------  -------------             ----------
          Total operating expenses                     141,035            12,446           (693)                152,788
                                                     ----------  ----------------  -------------             ----------
          Income (loss) from operations                  5,750              (203)           124                   5,671

Other income (expense):
  Interest income                                          500                 2             (2)        (g)         500
  Interest expense                                      (9,813)             (467)           467         (h)     (9,813)
  Other, net                                             1,537                 -              -                   1,537
                                                     ----------  ----------------  -------------             ----------
          Net other income (expense)                    (7,776)             (465)           465                 (7,776)
                                                     ----------  ----------------  -------------             ----------

          Net income (loss) before income taxes         (2,026)             (668)           589                 (2,105)
          Provision for income taxes                      (576)                -              -                   (576)
                                                     ----------  ----------------  -------------             ----------
          Net income (loss)                             (2,602)             (668)           589                 (2,681)
Preferred stock dividends                               (5,240)                -              -                 (5,240)
Gain on repurchase of Series A preferred stock          14,465                 -              -                  14,465
                                                     ----------  ----------------  -------------             ----------
          Net income (loss) to common shareholders   $   6,623   $          (668)  $        589              $    6,544
                                                     ==========  ================  =============              =========

Income (loss) per common share:
    Basic                                            $    0.65   $             -   $          -              $     0.64
                                                     ==========  ================  =============             ==========

    Diluted                                          $    0.59   $             -   $          -              $     0.58
                                                     ==========  ================  =============             ==========

Weighted average common shares outstanding:
    Basic                                               10,249                 -              -                  10,249
                                                     ==========  ================  =============             ==========

    Diluted                                             11,311                 -              -                  11,311
                                                     ==========  ================  =============             ==========


 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


                                                  EMERITUS CORPORATION
                                UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                                              YEAR ENDED DECEMBER 31, 2002
                                          (IN THOUSANDS, EXCEPT PER SHARE DATA)



                                                                                     PROFORMA                 EMERITUS
                                                      EMERITUS    THE PROPERTIES    ADJUSTMENTS               COMBINED
                                                     ----------  ----------------  -------------             ----------
Revenues:
  Community revenue                                  $ 137,662   $        15,128   $          -                $152,790
  Other service fees                                     4,575               661              -                   5,236
  Management fees                                       10,892                 -           (755)        (d)      10,137
                                                     ----------  ----------------  -------------              ---------
          Total operating revenues                     153,129            15,789           (755)                168,163
                                                     ----------  ----------------  -------------              ---------

Expenses:
  Community operations                                  93,822            11,958              -                 105,780
  General and administrative                            21,112               755           (755)        (d)      21,112
  Depreciation and amortization                          7,223               386           (347)      (c,e)       7,262
  Facility lease expense                                29,975             4,395             42         (f)      34,412
                                                     ----------  ----------------  -------------             ----------
          Total operating expenses                     152,132            17,494         (1,060)                168,566
                                                     ----------  ----------------  -------------             ----------
          Income (loss) from operations                    997            (1,705)           305                   (403)

Other income (expense):
  Interest income                                          403                 -              -                     403
  Interest expense                                     (11,728)             (338)           338         (h)    (11,728)
  Other, net                                             4,105              (158)             -                   3,947
                                                     ----------  ----------------  -------------             ----------
          Net other expense                             (7,220)             (496)           338                 (7,378)
                                                     ----------  ----------------  -------------             ----------

          Net loss before income taxes                  (6,223)           (2,201)           643                 (7,781)
          Provision for income taxes                         -                 -              -                      -
                                                     ----------  ----------------  -------------             ----------
          Net income (loss)                             (6,223)           (2,201)           643                 (7,781)

Preferred stock dividends                               (7,343)                -              -                 (7,343)
Gain on repurchase of Series A preferred stock               -                 -              -                      -
                                                     ----------  ----------------  -------------             ----------
          Net income (loss) to common shareholders   $ (13,566)  $        (2,201)  $        643               $(15,124)
                                                     ==========  ================  =============              =========

Income (loss) per common share:
    Basic                                            $   (1.33)  $             -   $          -              $   (1.48)
                                                     ==========  ================  =============              =========

    Diluted                                          $   (1.33)  $             -   $          -              $   (1.48)
                                                     ==========  ================  =============              =========

Weighted average common shares outstanding:
    Basic                                               10,207                 -              -                  10,207
                                                     ==========  ================  =============              =========

    Diluted                                             10,207                 -              -                  10,207
                                                     ==========  ================  =============              =========



 SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

                              EMERITUS CORPORATION
         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(1)     BACKGROUND AND BASIS OF PRESENTATION

(A)     BACKGROUND

In April 2002, the Company entered into agreements to acquire the ownership interest of one community and the leasehold interest of seven communities for the assumption of the mortgage debt relating to the owned community and the lease obligations relating to the leased communities. The eight communities, comprising 617 units in Louisiana and Texas, had been previously operated by Horizon Bay Management L.L.C. ("Horizon Bay"). In May 2002, the Company assigned its rights under these agreements to entities wholly owned by Mr. Baty (the "Baty entities") and entered into five-year management agreements expiring April 30, 2007, with the Baty entities, providing for a management fee of 5% of gross revenue. As a part of these agreements, the Company had the right but not the obligation to reacquire the one community and seven leased communities at any time prior to April 30, 2007, by assuming the mortgage debt and lease obligations and paying the Baty entities the amount of any cash investment in the communities, plus 9% per annum. In the original agreements of acquisition with the Baty entities, Horizon Bay agreed to fund operating losses of the communities to the extent of approximately $2.5 million in the first twelve months and $870,000 in the second twelve months following the closing. Under the management agreements with the Baty entities, the Company had agreed to fund any operating losses in excess of these limits over the five-year management term. In late 2002, the Baty entities and Horizon Bay altered their agreement relating to operating losses whereby (i) Horizon Bay paid the Baty entities $2.4 million and (ii) the Baty entities waived any further funding by Horizon Bay of operating losses of the communities. This alteration did not change the Company's funding commitment. During 2002, the Company received management fees of $661,000, including $120,000 of mobilization fees from management agreements with the Baty entities. For nine months ended September 30, 2003, the Company received management fees of $569,000 from the same agreements.

On September 30, 2003, the Company entered into an agreement to lease eight communities that it formerly managed. As of December 31, 2003, the Company assumed the leases on seven of the leased facilities and entered into a lease agreement for the eighth facility. The seven assumed leases are with third-party real estate investment trusts. The eighth lease is with the Company's Chairman and CEO, Dan Baty. The terms of the eight leases are from 8 to 10 years, effective as of December 31, 2003.

The Properties' financial statements are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses.

(B)     BASIS OF PRESENTATION

The combined financial statements of the Properties as of and for the nine-month period ended September 30, 2003 and the year ended December 31, 2002, are unaudited but, in the opinion of management, have been prepared on the same basis as the audited financial statements and reflect all adjustments, consisting of normal recurring accruals necessary for a fair presentation of the information set forth therein. The Properties were acquired by the Baty entities effective May 1, 2002. The combined financial statements for the year ended December 31, 2002, include both the eight-months of operations of the Properties subsequent to the acquisition and the four months of operations under the previous owner. The results of operations for the nine-month period ended September 30, 2003, are not necessarily indicative of the operating results to be expected for the full year or any other period. These combined financial statements should be read in conjunction with the combined financial statements and notes included in the audited financial statements of the Properties for the year ended December 31, 2003, filed herewith.

                              EMERITUS CORPORATION
      NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS-CONT.


(2)     Pro Forma Adjustments

a) To remove all assets, liabilities and net accumulated deficit of the Horizon Bay Properties (the "Properties") as Emeritus acquired the Properties through operating lease agreements.

b) To record lease acquisition costs of approximately $406,000 incurred in the acquisition.

c) To amortize nine months of lease acquisition cost of approximately $29,000 for the nine months ended September 30, 2003, and $39,000 for the year ended December 31, 2002.

d) To eliminate management fees charged to the Properties of approximately $569,000 for the nine months ended September 30, 2003, and $755,000 for the year ended December 31, 2002, since Emeritus is not hiring any additional administrative staff to operate the Properties and will no longer receive management fees.

e) To eliminate depreciation and amortization on the Properties as Emeritus acquired the buildings through operating lease agreements.

f) To eliminate amortization of deferred rent as no deferred rent payments were made to Emeritus.

g)     To eliminate interest income on cash that was not assumed by Emeritus.

h)     To eliminate interest expense on debt that was not assumed by Emeritus.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                              EMERITUS CORPORATION


                                              By:    /s/ Raymond R. Brandstrom
                                                     -------------------------
                                                     Raymond R. Brandstrom
                                                     Vice President of Finance,
                                                     Chief Financial Officer,
                                                     and Secretary


                                              Dated:  March 15, 2004